UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2022

ENVIRO TECHNOLOGIES U.S., INC.

(Exact name of registrant as specified in its charter)

Florida	000-30454	82-0266517
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

408 State Hwy 135N, Kilgore, Texas	75662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 903-392-0948

________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2022 (the “Effective Date”), Enviro Technologies U.S., Inc. (the “Company”) entered into a five year Employment Agreement with Jimmy Galla, the Company’s Chief Executive Officer and Chief Financial Officer. Mr. Galla will receive an annual base salary of $250,000, or $210,000 for services as only the Chief Financial Officer of the Company. In addition to the annual base salary, Mr. Galla shall be eligible to earn an annual bonus of up to 100% of the annual base salary based on terms and conditions, including the financial performance of the Company, as well as individual performance goals, as set forth in a bonus plan that is to be determined by the Company’s Board of Directors. Pursuant to the Employment Agreement, Mr. Galla also received a grant of 2,500,000 shares of restricted common stock pursuant to a Restricted Stock Award. The shares of restricted stock shall vest in 20 equal quarterly increments based on 5% or 125,000 shares vesting each fiscal quarter, beginning on the first fiscal quarter anniversary on December 31, 2022, subject to continued employment on each applicable vesting date and execution of the Company’s Restricted Stock Agreement. In addition, in the event the Employment Agreement is terminated by Mr. Galla for “Good Reason” or upon a “Change of Control” (as such terms are defined under the agreement) or at the end of the term after the Company provides notice of non-renewal, the grant shall fully vest.

The Employment Agreement contains customary non-compete and confidentiality provisions. In addition, pursuant to the Employment Agreement the Company and Mr. Galla entered into an Indemnification Agreement.

The foregoing description of the Employment Agreement, Indemnification Agreement and Restricted Stock Award does not purport to be complete and are qualified in its entirety by reference to the full text of the Employment Agreement, Indemnification Agreement and Restricted Stock Award, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Employment Agreement by and between the Company and Jimmy Galla dated November 15, 2022+
10.2	Indemnification Agreement by and between the Company and Jimmy Galla dated November 15, 2022+*
10.3	Restricted Stock Award by and between the Company and Jimmy Galla dated November 15, 2022 +**
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Management contract or compensatory plan or arrangement.
*	Included as Exhibit B to the Employment Agreement filed as Exhibit 10.1.
**	Included as Exhibit C to the Employment Agreement filed as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRO TECHNOLOGIES U.S., INC.

Date: November 17, 2022	By:	/s/ Jimmy R. Galla
Jimmy R. Galla, Chief Executive Officer and
Chief Financial Officer

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